UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Healthway Shopping Network, Inc.
(Exact name of registrant as specified in its charter)

Florida	75-3262502
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 N Florida Mango Rd., Suite 22, West Palm Beach, FL 33409
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock	OTCBB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-166983 (if applicable) Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock   par value .0000001

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the authorized capital stock of Healthway Shopping Network, Inc. ( the “Company”) does not purport to be complete and is subject to and qualified in its entirety by its Articles of Incorporation, which are included as an exhibit to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on 3-15-2012 (File no. 333-166983 ).

Common Stock

The Company is authorized to issue 200,000,000 shares of common stock, par value $ .0000001,  190,100,000 share of common stock are issued and outstanding as of November 19, 2013 . Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Preferred Stock , Warrants and Options

Currently, there are no Preferred stock, warrants or options or other convertible securities outstanding.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Healthway Shopping Network, Inc.
Date November 19, 2013
By  /s/ Cleveland Gary  (CEO and Director)
*Print the name and title of the signing officer under his signature.